Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
          In connection with the Annual Report on Form 10-K of Noven Pharmaceuticals, Inc. (“Noven”) for the fiscal year December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey F. Eisenberg, Executive Vice President and Interim Chief Executive Officer of Noven, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Noven.

/s/ Jeffrey F. Eisenberg
Name: Jeffrey F. Eisenberg
Title:	Executive Vice President and Interim Chief Executive Officer
Date:	March 31, 2008